Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2021, with respect to the consolidated financial statements included in the Annual Report of DZS Inc. on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of DZS Inc. on Forms S-8 (File Nos. 333-263395, 333-254218, 333-246295, 333-230236, 333-228276, 333-221568, 333-202580, 333-194334, 333-180148, 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-132336, and 333-123369) and on Form S-3 (File No. 333-262634).

/s/ GRANT THORNTON LLP

Dallas, Texas

August 13, 2024